MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

July 22, 2008

Securities and Exchange Commission
Office of the Chief Accountant
Washington, DC 20549

Commissioners:

We have read the revised statements made by Capital City Energy Group, Inc. (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of Capital City Energy Group, Inc.'s Form 8-K/A report dated July 22, 2008. We agree with the revised disclosure statements concerning our Firm in Item 4.01 of such Form 8-K/A.

Very truly yours,

Moore + Associates

Moore & Associates Chartered
Las Vegas, Nevada
July 22, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501